UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	September 29, 2004

MATRIXX INITIATIVES, INC.

(Exact Name of Registrant as Specified in Its Charter)

DELAWARE

(State or Other Jurisdiction of Incorporation)

0-27646	87-0482806

(Commission File Number)	(IRS Employer Identification No.)

4742 N. 24th Street, Suite 455 Phoenix, Arizona	85016

(Address of Principal Executive Offices)	(Zip Code)

(602) 385-8888

(Registrant’s Telephone Number, Including Area Code)

NONE

(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

On September 29, 2004, Matrixx Initiatives, Inc., the manufacturer of Zicam® Cold Remedy zinc gluconate nasal gel, completed a two-day meeting of its Scientific Advisory Board to review the findings of studies initiated in the first quarter of 2004. Members of the Scientific Advisory Board presented the results of their studies on the epidemiology, anatomy, and physiology of smell disorders.

It was the unanimous opinion of the Scientific Advisory Board that the cumulative scientific evidence does not support the contention that Zicam® Cold Remedy zinc gluconate nasal gel is associated with disorders of smell.

Study findings included the following:

•	Anatomic and behavioral data obtained in animal studies showed no detrimental effects on smell associated with single doses of Zicam intranasal zinc gluconate gel equivalent to between three and six times the recommended dose for humans.

•	Human in vivo and cadaver studies using the current dosage form and nasal pump delivery device confirmed that Zicam intranasal zinc gluconate gel does not reach the upper area of the nasal cavity where smell reception occurs.

•	The epidemiologic study demonstrates that three of the most common conditions associated with anosmia are the common cold, sinusitis, and nasal injury. This population study in 3.7 million patients demonstrated statistically significant associations between anosmia and numerous medical conditions, and multiple classes of drugs. These factors confound any attempt to attribute an association of anosmia with Zicam.® Cold Remedy zinc gluconate nasal gel.

A more rigorous evaluation of the epidemiologic data will be performed. The Scientific Advisory Board also plans to do further testing of the zinc gluconate nasal gel on human volunteers and animal models. Panel members will reconvene in approximately six months to review the findings of the additional research.

Panel members included Lawrence DeSanto, M.D., Mayo Clinic, Scottsdale; Joseph E. Dohar, M.D., Children’s Hospital of Pittsburgh; Aiden L. Doyle, M.D., FACS, Pharmaceutical Consultant, Central Nervous System; Kathleen M. Guthrie, Ph.D., Department of Biomedical Science, Florida Atlantic University; Judith K. Jones, M.D., Ph.D., Pharmacoepidemiologist; Bao-Anh Nguyen-Khoa, Pharm. D., M.P.H., Pharmacoepidemiologist; Burton M. Slotnick, Ph.D., Department of Psychology, University of South Florida; and Michael Zmuda, Ph.D., Regulatory Consultant.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MATRIXX INITIATIVES, INC. (Registrant)
/s/ William J. Hemelt
William J. Hemelt
Executive Vice President, Chief Financial Officer, Treasurer and Secretary

Date: October 5, 2004

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